Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2017 THIRD QUARTER FINANCIAL RESULTS

Reconciliation of non-GAAP financial measures, including FFO, Adjusted FFO, Property NOI, EBITDA and Adjusted EBITDA
are included in the accompanying financial tables.

•	Third Quarter 2017 AFFO per share of $0.43 on a quarterly basis, in line with management's guidance of $0.40- $0.44.

•	GAAP and cash basis same-store NOI growth for the three months ended September 30, 2017 of 1.0% and (0.9)%, respectively.

•	For the three months ended September 30, 2017, the Company renewed 205,099 square feet at a 5.78% increase over prior rates.

•	Management reaffirms full-year 2017 AFFO per share guidance of $1.48-$1.53.

•
The Company executed a term sheet and commitment letter with KeyBank to extend the maturity date of its Revolving Credit Facility by two years, increase the borrowing limit to $52.5 million from $50 million, increase the accordion to $150 million from $100 million and extend the date by which the Company must repay a portion of the current outstanding balance until July 1, 2018.

Virginia Beach, VA –November 8, 2017 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today reported operating and financial results for its third quarter ended September 30, 2017 and the nine month period ended September 30, 2017.

2017 Third Quarter Highlights (all comparisons to the same prior year period unless otherwise noted)

•	Total revenue from continuing operations increased by 27.6% or $3.3 million.

•	Property Net Operating Income ("NOI") from continuing operations increased by 34.7% to approximately $10.7 million.

•
Adjusted Funds from Operations ("AFFO") of $0.43 per share of the Company's common stock, $0.01 par value per share ("Common Stock"), and common unit ("Operating Partnership Unit" or "OP Unit") in our operating partnership, Wheeler REIT, L.P. (the "Operating Partnership").

•
For the three month period, the Company declared quarterly cash dividends of approximately $0.34 per share of Common Stock and OP Unit. On an annualized basis, this amounted to a dividend of $1.44 per share of Common Stock and OP Unit, given the first quarter dividend of $0.42 per share of Common Stock and OP Unit or a 12.5% dividend yield based on the September 30, 2017 closing price of $11.55 per share.

•	Approximately $469 thousand in lease termination fees primarily as a result of the early closure of BI-LO at Shoppes at Myrtle Park, effective September 30, 2017.

•	Average rental rate increase on renewals signed during the quarter was 5.78%.

2017 Year-to-Date Highlights (all comparisons to prior year unless otherwise noted)

•	Total revenue from continuing operations increased by 37.7% or $12.1 million.

•	NOI from continuing operations increased by 39.7% to approximately $30.8 million.

•	AFFO of $1.13 per share of Common Stock and OP Unit.

•	Average rental rate increase on renewals signed during the year was 3.13%.

•	Completed sales of discontinued operations and assets held for sale resulting in a total gain of $1.5 million.

Jon S. Wheeler, Chairman and Chief Executive Officer, commented, "I am pleased to report AFFO of $0.43 per share, achieving the higher end of guidance for the third quarter. We remain committed to maximizing shareholder value as we efficiently operate our portfolio of assets in secondary and tertiary markets, diversify our tenant base and pursue opportunities to strengthen our balance sheet through strategic refinancings.”

2017 Third Quarter Financial Review

•
Total revenue from continuing operations increased by approximately 27.6% to $15.2 million for the three months ended September 30, 2017, compared with total revenue from continuing operations of $11.9 million for the same prior year period.

•
Net loss attributable to Common Stock shareholders was $4.6 million for the three months ended September 30, 2017, or $0.52 per basic and diluted share, compared to a net loss of $2.8 million, or $0.32 per basic and diluted share, for the same prior year period.

◦
The changes in net loss were primarily due to the incremental NOI derived from the nine retail property acquisitions occurring subsequent to September 30, 2016 along with lower general and administrative expenses. These amounts were partially offset by preferred stock dividends and additional depreciation, amortization, and interest expense resulting from the nine retail property acquisitions that occurred during the fourth quarter of 2016.

•
Wheeler reported Funds From Operations ("FFO") available to Common Stock shareholders and holders of OP Units of $3.3 million for the three months ended September 30, 2017, or $0.35 per share of Common Stock and OP Unit, compared to $2.2 million, or $0.24 per share of Common Stock and OP Unit for the same prior year period.

•
AFFO was $4.0 million for the three months ended September 30, 2017, or $0.43 per share of Common Stock and OP Unit, compared to AFFO of $2.7 million, or $0.29 per share of Common Stock and OP Unit for the same prior year period.

•
NOI from continuing operations increased by 34.7% to $10.7 million for the three months ended September 30, 2017, as compared to NOI from continuing operations of $8.0 million for the same prior year period.

•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") was $10.3 million for the three months ended September 30, 2017, as compared to $7.2 million of Adjusted EBITDA for the same prior year period.

•
The Company recorded $363 thousand in interest income on notes receivable and $155 thousand in development fees for the three months ended September 30, 2017 attributable to Sea Turtle Marketplace ("Sea Turtle Development").

2017 Year-to-Date Financial Review

•
Total revenue from continuing operations increased by approximately 37.7% to $44.2 million for the nine months ended September 30, 2017, compared with total revenue from continuing operations of $32.1 million for the same prior year period.

•
Net loss attributable to Common Stock shareholders was $11.4 million for the nine months ended September 30, 2017, or $1.32 per basic and diluted share, compared to a net loss of $9.7 million, or $1.16 per basic and diluted share, for the same prior year period.

◦
The decrease in net loss was primarily due to the incremental full period NOI derived from the twenty-three retail property acquisitions occurring during 2016, $1.5 million gain on the sale of the Ruby Tuesday's and Outback properties at Pierpont Shopping Center, $1.0 million net gain on sale of the Carolina Place land parcel and the Rivergate Steak n' Shake outparcel and lower general and administrative expenses. These amounts were partially offset by preferred stock dividends and additional depreciation, amortization, and interest expense resulting from the twenty-three retail property acquisitions that occurred during 2016.

•
Wheeler reported FFO available to Common Stock shareholders and holders of OP Units of $7.0 million for the nine months ended September 30, 2017, or $0.75 per share of Common Stock and OP Unit, compared to $4.4 million, or $0.49 per share of Common Stock and OP Unit for the same prior year period.

•
AFFO was $10.6 million for the nine months ended September 30, 2017, or $1.13 per share of Common Stock and OP Unit, compared to AFFO of $7.2 million, or $0.80 per share of Common Stock and OP Unit for the same prior year period.

•
NOI from continuing operations increased by 39.7% to $30.8 million for the nine months ended September 30, 2017, as compared to NOI from continuing operations of $22.0 million for the same prior year period.

•	Adjusted EBITDA was $29.0 million for the nine months ended September 30, 2017, as compared to $18.1 million of Adjusted EBITDA for the same prior year period.

•	The Company recorded $1.1 million in interest income on notes receivable and $454 thousand in development fees for the nine months ended September 30, 2017 attributable to Sea Turtle Development.

Leasing Review

•
For the three months ended September 30, 2017, the Company executed 34 lease renewals totaling 205,099 square feet at a weighted-average increase of $0.50 per square foot, representing an increase of 5.78% over prior rates.

•
For the nine months ended September 30, 2017, the Company executed 90 lease renewals totaling 492,963 square feet at a weighted-average increase of $0.27 per square foot, representing an increase of 3.13% over prior rates. In December 2016, at the time of the Village of Martinsville acquisition, a decrease in rent was anticipated for the 23,523 square foot space occupied by Office Max. The renewal occurred during the nine months ended September 30, 2017 at a premium to the Company's underwritten rental rate at the time of acquisition. If adjusted to exclude the Office Max renewal the weighted-average increase on renewals for the nine months ended September 30, 2017 would total $0.36 per square foot, representing an increase of 4.15% over prior rates.

•	For the three months ended September 30, 2017, Wheeler signed 12 new leases totaling approximately 30,364 square feet with a weighted-average rate of $10.98 per square foot.

•	For the nine months ended September 30, 2017, Wheeler signed 44 new leases totaling approximately 118,435 square feet with a weighted-average rate of $12.92 per square foot.

•
Approximately 1.9% of Wheeler’s gross leasable area ("GLA") is subject to leases that expire during the three months ending December 31, 2017. Of the GLA expiring during the three months ending December 31, 2017, 30.4% have options to renew.

•
Same-store NOI year-over-year growth for the three months ended September 30, 2017 was 1.0% on a GAAP basis and (0.9)% on a cash basis. The same-store pool comprises the 3.2 million square feet that the Company owned as of January 1, 2016. Same-store results were driven by a 0.5% increase in property revenues primarily and a decrease of 0.8% in property operating expenses as a result of lower insurance and ground landscaping costs partially offset by higher real estate taxes.

•
Same-store NOI year-over-year growth for the nine months ended September 30, 2017 was (0.7)% on a GAAP basis and (2.3)% on a cash basis. The same-store pool comprises the 3.2 million square feet that the Company owned as of January 1, 2016. Same-store results were driven by a decrease of 0.6% in property revenues primarily resulting from the closure of Career Point Business School while property expenses remained relatively flat.

•	The Company's leased percentage is 93.5% of GLA at September 30, 2017, including leases executed through October 4, 2017.

•
In September 2017, the Company modified leases with two anchor tenants. The lease modifications include a reduction of lease term from 2028 to 2023 on 34,264 square feet and no change in the 2018 lease expiration term on 33,218 square feet.  The overall weighted average base rent reduction is $5.59 per square foot.

Balance Sheet Summary

•	The Company’s cash and cash equivalents were $5.7 million at September 30, 2017, compared to $4.9 million at December 31, 2016.

•	Wheeler’s net investment properties as of September 30, 2017 (including assets held for sale) totaled at $383.9 million, as compared to $389.2 million as of December 31, 2016.

•
The Company’s total debt was $312.8 million at September 30, 2017, compared to $315.0 million at December 31, 2016 (including debt associated with assets held for sale). Wheeler’s weighted-average interest rate and term of its debt was 4.5% and 4.8 years, respectively, at September 30, 2017, compared to 4.3% and 5.55 years (including debt associated with assets held for sale), respectively, at December 31, 2016.

•
On August 29, 2017, the Company amended the Walnut Hill Plaza promissory note for $3.90 million. The amended loan matures in September 2022 with monthly interest only payments through August 2018 at which time monthly principal and interest payments of $26,850 begin based on a 20 year amortization.

•	On September 16, 2017, the Company extended the $3.00 million bank line of credit to December 15, 2017.

Dividend Distribution

•	For the three months ended September 30, 2017, the Company declared approximately $3.2 million in dividend payments to the holders of shares of our Common Stock and OP Units.

•	For the three months ended September 30, 2017, the Company declared approximately $2.3 million in dividend payments to the holders of shares of our Series A, Series B, and Series D preferred stock.

•	For the nine months ended September 30, 2017, the Company declared approximately $10.3 million in dividend payments to the holders of shares of our Common Stock and OP Units.

•	For the nine months ended September 30, 2017, the Company declared approximately $6.9 million in dividend payments to the holders of our Series A, Series B, and Series D preferred stock.

Subsequent Activity

•
On October 6, 2017, the Company executed a Fourth Amendment (the "Fourth Amendment") to its Senior Secured Revolving Credit Facility (the "Facility") with KeyBank. The Fourth Amendment provides for a sixty-day extension from October 7, 2017 to December 6, 2017 upon which the $75 million total commitment on the Facility decreases to $50 million.

•
The Company has executed a term sheet and commitment letter with KeyBank to (i) extend the maturity date of its Facility by two years, (ii) increase the accordion feature to $150 million from $100 million, and (iii) extended the date by which the Company must repay a portion of current outstanding balances until July 1, 2018.  After July 1, 2018, KeyBank’s go-forward commitment to the Facility will total $52.5 million. The executed Term Sheet also provides the Company with the ability to extend the Facility up to one additional 12-month period, subject to certain customary conditions.  Terms of the amendment to the Facility, including the applicable interest rate of LIBOR + 250 bps on borrowings, are largely consistent with current terms.  Closing of the amendment to the Facility is subject to customary closing conditions for a facility of this type.

•	In November 2017, the BI-LO at Lake Greenwood and Darien exercised their options extending their leases to 2025.

Fourth Quarter 2017 Outlook and Guidance
Management is reaffirming full-year 2017 AFFO per share guidance of $1.48-$1.53 and will discuss further details on the earnings conference call (November 9, 2017) at 10:00 AM ET.

Conference Call Dial-in and Webcast Information:
The dial-in numbers are:
Live Participant Dial-In (Toll-Free): 877-407-3101
Live Participant Dial-In (International): 201-493-6789

The conference call will also be webcast. To listen to the call, please go to the Investor Relations section of Wheeler’s website at
www.whlr.us, or click on the following link: http://whlr.equisolvewebcast.com/q3-2017.

Supplemental Information
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the period ended September 30, 2017, including a supplemental presentation, are available through the Company’s website by visiting www.whlr.us.

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

Financial Information
A copy of Wheeler’s Quarterly Report on Form 10-Q, which includes the Company’s consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.
Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, nonrecurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non- GAAP financial measure, to exclude such items. Management believes that reporting AFFO and Pro Forma AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI, EBITDA and Adjusted EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs.

Forward-Looking Statement
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding: (i) the future generation of financial returns from the acquisition of retail focused properties; (ii) the Company’s ability to complete future acquisitions of properties; (iii) the Company’s ability to strengthen its balance sheet through strategic refinancing, diversification of its tenant base and efficient operation of its portfolio; (iv) the Company’s ability to amend the terms of the Facility with KeyBank and close on the Facility amendment; and (v) the anticipated ability to produce returns and growth for the Company and its shareholders are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In addition, this press release states that the Company’s quarterly dividend rate on the Company’s common stock is $0.34 per share. A possible implication of this statement is that the Company will continuously pay quarterly dividends on the Company’s common stock of $0.34 per share. The Company’s dividend rates are set and may be reset from time to time by its Board of Directors. The Company’s Board of Directors will consider many factors when setting dividend rates, including the Company’s historical and projected income, normalized funds from operations, the then current and expected needs and availability of cash to pay the Company’s obligations, distributions which may be required to be paid to maintain the Company’s tax status as a real estate investment trust and other factors deemed relevant by the Board of Directors in its discretion. Accordingly, future dividend rates may be increased or decreased and there is no assurance as to the rate at which future dividends will be paid. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release.

Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:

Wheeler Real Estate Investment Trust, Inc.

Wilkes Graham

Chief Financial Officer
(757) 627-9088 / wilkes@whlr.us

Laura Nguyen
Director of Investor Relations
(757) 627-9088 / laura@whlr.us

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUE:
Rental revenues	$11,109	$8,591	$33,265	$23,788
Asset management fees	145	163	807	623
Commissions	449	590	758	834
Tenant reimbursements	2,711	2,334	8,127	6,500
Development and other revenues	784	233	1,282	388
Total Revenue	15,198	11,911	44,239	32,133
OPERATING EXPENSES:
Property operations	3,726	3,027	11,467	8,499
Non-REIT management and leasing services	618	696	1,525	1,352
Depreciation and amortization	7,746	4,994	20,455	15,306
Provision for credit losses	23	31	443	196
Corporate general & administrative	1,306	1,497	4,855	6,291
Total Operating Expenses	13,419	10,245	38,745	31,644
Operating Income	1,779	1,666	5,494	489
(Loss) gain on disposal of properties	(1)	—	1,021	—
Interest income	364	299	1,080	301
Interest expense	(4,250)	(3,639)	(12,997)	(9,801)
Net Loss from Continuing Operations Before Income Taxes	(2,108)	(1,674)	(5,402)	(9,011)
Income tax expense	(65)	—	(175)	—
Net Loss from Continuing Operations	(2,173)	(1,674)	(5,577)	(9,011)
Discontinued Operations
Income from discontinued operations	—	39	16	115
Gain on disposal of properties	—	1	1,502	689
Net Income from Discontinued Operations	—	40	1,518	804
Net Loss	(2,173)	(1,634)	(4,059)	(8,207)
Less: Net loss attributable to noncontrolling interests	(111)	(122)	(165)	(768)
Net Loss Attributable to Wheeler REIT	(2,062)	(1,512)	(3,894)	(7,439)
Preferred stock dividends	(2,496)	(1,240)	(7,473)	(2,263)
Net Loss Attributable to Wheeler REIT Common Shareholders	$(4,558)	$(2,752)	$(11,367)	$(9,702)

Loss per share from continuing operations (basic and diluted)	$(0.52)	$(0.32)	$(1.48)	$(1.25)
Income per share from discontinued operations	—	—	0.16	0.09
	$(0.52)	$(0.32)	$(1.32)	$(1.16)
Weighted-average number of shares:
Basic and Diluted	8,692,543	8,487,438	8,625,523	8,394,398
Dividends declared per common share	$0.34	$0.42	$1.10	$1.26

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS:
Investment properties, net	$383,861	$388,880
Cash and cash equivalents	5,663	4,863
Restricted cash	9,625	9,652
Rents and other tenant receivables, net	5,108	3,984
Related party receivables	2,322	1,456
Notes receivable	12,000	12,000
Goodwill	5,486	5,486
Assets held for sale	—	366
Above market lease intangible, net	9,521	12,962
Deferred costs and other assets, net	37,477	49,397
Total Assets	$471,063	$489,046
LIABILITIES:
Loans payable, net	$306,962	$305,973
Liabilities associated with assets held for sale	—	1,350
Below market lease intangible, net	10,356	12,680
Accounts payable, accrued expenses and other liabilities	10,307	7,735
Dividends payable	5,478	3,586
Total Liabilities	333,103	331,324
Commitments and contingencies
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 2,237,000 shares issued and outstanding; $55.93 million aggregate liquidation preference)	53,052	52,530

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,875,848 and 1,871,244 shares issued and outstanding, respectively; $46.90 million and $46.78 million aggregate liquidation preference, respectively)	40,893	40,733
Common Stock ($0.01 par value, 18,750,000 shares authorized, 8,730,859 and 8,503,819 shares issued and outstanding, respectively)	87	85
Additional paid-in capital	226,864	223,939
Accumulated deficit	(191,256)	(170,377)
Total Shareholders’ Equity	77,041	94,833
Noncontrolling interests	7,867	10,359
Total Equity	84,908	105,192
Total Liabilities and Equity	$471,063	$489,046

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited, in thousands)

	Three Months Ended September 30,
	Same Stores		New Stores		Total		Period Over Period Changes
	2017	2016	2017	2016	2017	2016	$	%
Net Loss	$(587)	$(1,422)	$(1,586)	$(212)	$(2,173)	$(1,634)	$(539)	(32.99)%
Depreciation and amortization of real estate assets	3,612	4,064	4,134	930	7,746	4,994	2,752	55.11%
Loss on disposal of properties	1	—	—	—	1	—	1	—%
Gain on disposal of properties-discontinued operations	—	(1)	—	—	—	(1)	1	100.00%
FFO	$3,026	$2,641	$2,548	$718	$5,574	$3,359	$2,215	65.94%

	Nine Months Ended September 30,
	Same Stores		New Stores		Total		Period Over Period Changes
	2017	2016	2017	2016	2017	2016	$	%
Net Loss	$(2,350)	$(6,844)	$(1,709)	$(1,363)	$(4,059)	$(8,207)	$4,148	50.54%
Depreciation and amortization of real estate assets	11,269	13,414	9,186	1,892	20,455	15,306	5,149	33.64%
Loss (gain) on disposal of properties	12	—	(1,033)	—	(1,021)	—	(1,021)	—%
Gain on disposal of properties-discontinued operations	(1,502)	(689)	—	—	(1,502)	(689)	(813)	(118.00)%
FFO	$7,429	$5,881	$6,444	$529	$13,873	$6,410	$7,463	116.43%

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries Reconciliation of Adjusted Funds From Operations (AFFO) (unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Loss	$(2,173)	$(1,634)	$(4,059)	$(8,207)
Depreciation and amortization of real estate assets	7,746	4,994	20,455	15,306
Loss (gain) on disposal of properties	1	—	(1,021)	—
Gain on disposal of properties-discontinued operations	—	(1)	(1,502)	(689)
FFO	5,574	3,359	13,873	6,410
Preferred stock dividends	(2,496)	(1,240)	(7,473)	(2,263)
Preferred stock accretion adjustments	205	78	605	255
FFO available to common shareholders and common unitholders	3,283	2,197	7,005	4,402
Acquisition costs	233	118	832	914
Capital related costs	82	61	468	311
Other non-recurring and non-cash expenses (1)	47	47	177	506
Share-based compensation	134	171	735	582
Straight-line rent	(162)	(81)	(566)	(223)
Loan cost amortization	682	629	2,509	1,464
Accrued interest income	(121)	(294)	(359)	(294)
Above (below) market lease amortization	65	(3)	448	69
Recurring capital expenditures and tenant improvement reserves	(245)	(188)	(696)	(514)
AFFO	$3,998	$2,657	$10,553	$7,217

Weighted Average Common Shares	8,692,543	8,487,438	8,625,523	8,394,398
Weighted Average Common Units	679,820	718,989	723,269	670,993
Total Common Shares and Units	9,372,363	9,206,427	9,348,792	9,065,391
FFO per Common Share and Common Units	$0.35	$0.24	$0.75	$0.49
AFFO per Common Share and Common Units	$0.43	$0.29	$1.13	$0.80

(1)
Other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended September 30, 2017.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Property Revenues	$14,449	$10,989	$42,220	$30,507
Property Expenses	3,726	3,027	11,467	8,499
Property Net Operating Income	10,723	7,962	30,753	22,008
Asset Management and Commission Revenue	594	753	1,565	1,457
Development income	155	169	454	169
Other Income	749	922	2,019	1,626
Non-REIT management and leasing services	618	696	1,525	1,352
Depreciation and amortization	7,746	4,994	20,455	15,306
Provision for credit losses	23	31	443	196
Corporate general & administrative	1,306	1,497	4,855	6,291
Total Other Operating Expenses	9,693	7,218	27,278	23,145
(Loss) gain on disposal of properties	(1)	—	1,021	—
Interest income	364	299	1,080	301
Interest expense	(4,250)	(3,639)	(12,997)	(9,801)
Net Loss from Continuing Operations Before Income Taxes	(2,108)	(1,674)	(5,402)	(9,011)
Income tax expense	(65)	—	(175)	—
Net Loss from Continuing Operations	(2,173)	(1,674)	(5,577)	(9,011)
Discontinued Operations
Income from operations	—	39	16	115
Gain on disposal of properties	—	1	1,502	689
Net Income from Discontinued Operations	—	40	1,518	804
Net Loss	$(2,173)	$(1,634)	$(4,059)	$(8,207)

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA
(unaudited, in thousands)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2017	2016	2017	2016
Net Loss		$(2,173)	$(1,634)	$(4,059)	$(8,207)
Add back:	Depreciation and amortization (1)	7,811	4,991	20,903	15,375
	Interest Expense (2)	4,250	3,653	13,006	9,857
	Income taxes	65	—	175	—
EBITDA		9,953	7,010	30,025	17,025
Adjustments for items affecting comparability:
	Acquisition costs	233	118	832	914
	Capital related costs	82	61	468	311
	Other non-recurring expenses (3)	47	47	177	506
	Loss (gain) on disposal of properties	1	—	(1,021)	—
	Gain on disposal of properties-discontinued operations	—	(1)	(1,502)	(689)
Adjusted EBITDA		$10,316	$7,235	$28,979	$18,067

(1)	Includes above (below) market lease amortization.

(2)	Includes loan cost amortization and amounts associated with assets held for sale.

(3)
Other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended September 30, 2017.